Exhibit 10.10

Surrender of Shares

and

Amendment No. 1 to the Securities Subscription Agreement

This Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated June 14, 2021 (this “Agreement”), is made by and between Macondray Capital Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and Macondray, LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of March 16, 2021 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 7,906,250 shares of Class B ordinary shares, par value $0.0001 per share of the Company (“Class B Shares”), for an aggregate purchase price of $25,000, and up to 1,031,250 of such Class B Shares are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, the Subscriber desires to surrender for no consideration 718,750 Class B Shares, resulting in an aggregate of 7,187,500 Class B Shares outstanding, up to 937,500 of which are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

a.	The Subscriber hereby irrevocably surrenders to the Company for no consideration 718,750 Class B Shares.

b.	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.	Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby deleted in its entirety and replaced with a new Section 3.1 to read as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 937,500 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and any such transferees) will own an aggregate number of Shares (not including Class A Shares issuable upon exercise of any warrants or any securities purchased by Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares immediately following the IPO.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

MACONDRAY CAPITAL ACQUISITION CORP. I

By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Co-Chief Executive Officer

MACONDRAY, LLC

By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Member

[Signature Page to Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement]